Exhibit 4.15

THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE WARRANTS UNDER SUCH ACT, OR (ii) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

ICOP DIGITAL, INC.

WARRANT

Warrant to Purchase Shares of	April 1, 2009
Common Stock

This certifies that pursuant to the terms of this Common Stock Warrant (this “Warrant”), for value received, ICOP Digital, Inc, a Colorado corporation (the “Company”), hereby grants to DC Consulting, LLC, 1045 Primera Blvd., Suite 1033, Lake Mary, FL 32746 (the “Holder”), or its registered assigns, the right to purchase from the Company Twenty Five Thousand (100,000) shares of the Company’s Common Stock (the “Warrant Shares”) at an exercise price of Two Dollars and 50 cents ($2.50) per Warrant Share, (the “Exercise Price”) upon the terms contained herein.

1. Exercise of Warrant.

1.1 Vesting; Exercise Period. The Warrant Shares shall vest and be exercisable ninety (90) days after the Date of Issuance. Subject to the vesting schedule and except as restricted as set forth in § 1.2 below, Holder may exercise this Warrant, in whole or in part, at any time and from time to time after April 1, 2009, (“Date of Issuance”) and prior to 5:00 p.m. Lenexa, Kansas time, on March 31, 2011 (the “Expiration Date”).

1.2 Procedure for Exercising Warrant. This Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the “Exercise Date”):

1.2.1	A completed Exercise Agreement, as described in Section 1.3 below, executed by the person exercising all or part of the purchase rights represented by this Warrant (the “Purchaser”);

1.2.2	This Warrant;

1.2.3	If this Warrant is not registered in the name of the Purchaser, an Assignment in the form set forth in Exhibit B, evidencing the assignment of this Warrant to the Purchaser and the consent of the Company thereto; and

1.2.4	A check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise.

Certificates representing shares of Common Stock purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within 10 days after the Exercise Date. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, Company will prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised. Company will deliver such new Warrant to the person designated to receive it in the Exercise Agreement.

The Common Stock issuable upon the exercise of this Warrant will be deemed to have been issued to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record Holder of such Common Stock on the Exercise Date.

The issuance of certificates for shares of Common Stock upon exercise of this Warrant will be made without charge to the Holder or the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and the related issuance of shares.

If, during the first year of the term of the Warrants, the Company files a registration statement for the Public Offering then the Warrants will not be exercisable until the earlier of 90 days after Public Offering closes and one (1) year after filing the Public Offering registration statement.

1.3 Exercise Agreement. The Exercise Agreement will be substantially in the form set forth in Exhibit A hereto, except that if the shares of Common Stock are not to be issued in the name of the Holder, the Exercise Agreement will also state the name of the person to whom the certificates representing the shares of Common Stock are to be issued, and if the number of shares of Common Stock to be issued does not include all the shares of Common Stock purchasable hereunder, it will also state the name of the person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered.

1.4 Fractional Shares. The Company is not required to issue any fraction of a share of Common Stock upon exercise of this Warrant.

1.5 Securities Acts Compliance. As a condition to its delivery of the certificates representing the Common Stock, the Company may require the Purchaser to deliver to the Company, in writing, representations regarding the Purchaser’s sophistication, investment intent, acquisition for his, her or its own account and such other matters as are reasonable and customary for purchasers of securities in an unregistered private offering, and Company may place conspicuously upon each certificate representing the Common Stock a legend restricting the assignment, transfer or other disposition of the shares of Common Stock, unless such shares have been registered or qualified under the Act and applicable blue sky laws or there has been delivered to the Company an opinion of counsel, satisfactory to the Company, to the effect that such registration and qualification is not required.

2 Subdivision or Combination of Shares. If the Company at any time subdivides its outstanding shares of Common Stock into a greater number of shares (including a stock split effected as a stock dividend) or combines its outstanding shares of Common Stock into a lesser number of shares, the number of shares issuable upon exercise of this Warrant will be adjusted to such number as is obtained by multiplying the number of shares issuable upon exercise of this Warrant immediately prior to such subdivision or combination by a fraction, the numerator of which is the aggregate number of shares of Common Stock outstanding immediately after giving effect to such subdivision or combination and the denominator of which is the aggregate number of shares of Common Stock outstanding immediately prior to such subdivision or combination, and the Exercise Price will be correspondingly adjusted to such amount as will, when multiplied by the number of shares issuable upon full exercise of this Warrant (as increased or decreased to reflect each subdivision or combination of outstanding shares of Common Stock, as the case may be), equal the product of the Exercise Price in effect immediately prior to such subdivision or combination multiplied by the number of shares issuable upon exercise of this Warrant immediately prior to such subdivision or combination.

2.1 Effect of Sale, Merger or Consolidation. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or sale of all or substantially all of the Company’s assets to another corporation, is effected after the date hereof in such a way that holders of Common Stock will be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision will be made whereby the Holder will thereafter have the right to purchase and receive, upon the basis and the terms and conditions specified in this Warrant and in lieu of the shares immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of this Warrant, and in any such case appropriate provision will be made with respect to the rights and interests of the Holder to the end that the provisions of this Warrant (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares issuable upon the exercise of this Warrant) will thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant. The Company will not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets assumes, by written instrument executed and delivered to the Holder at its last address appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing sentence, the Holder may be entitled to purchase.

2.2 Piggyback Registration Rights. The Company will utilize it reasonable best efforts to file a resale registration statement to register the Warrant Shares on the first applicable Registration Statement filed by the Company with the U.S. Securities & Exchange Commission following the Date of Issuance.

3. Warrants are Callable. The Warrants shall be callable by giving ten (10) days written notice by the Company if the closing price on NASDAQ or other public exchange equals or is greater than the exercise price of $2.50 for sixty consecutive days or if the Consulting Agreement between DC Consulting and the Company dated April 1, 2009 is cancelled prior to its expiration.

4. Notice to Holder of Adjustment. Whenever the number of shares purchasable upon exercise of this Warrant or the Exercise Price is adjusted as herein provided, the Company will cause to be mailed to the Holder notice setting forth the adjusted number of shares purchasable upon the exercise of the Warrant and the adjusted Exercise Price and showing in reasonable detail the computation of the adjustment and the facts upon which such adjustment is based.

5. Prior Notice as to Certain Events. In the event the Company pays any dividend payable in cash or stock upon its Common Stock or makes any distribution to the holders of its Common Stock, then the Company will give prior written notice, by first class mail, postage prepaid, addressed to the Holder at the address of such Holder as shown on the books of Company, of the date on which (i) the books of Company will close or a record taken for such dividend or distribution. Such notice will also specify the date as of which the holders of the Common Stock of record will participate in said dividend or distribution. Such written notice will be given not less than 20 days prior to the record date in respect thereto.

6. Reservation of Common Stock. Not later than the date hereof, the Company will have authorized Common Stock in an amount sufficient to permit the exercise in full of this Warrant. At all times from and after such date, the Company will reserve and keep available for issuance upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit such exercise. Upon issuance, such shares of Common Stock will be validly issued, fully paid and nonassessable.

7. No Voting Rights; Limitations of Liability. This Warrant does not confer upon the Holder hereof any voting rights or other rights as a stockholder of the Company, either at law or equity. The rights of the Holder are limited to those expressed herein and the Holder by acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any liability of such Holder for the Exercise Price of Common Stock purchasable by exercise hereof or as a stockholder of Company.

8. Restrictions on Transfer of Warrant. This Warrant and the Holder’s rights hereunder may not be transferred, assigned or subjected to a pledge or security interest without the prior written consent of the Company and unless transferred by surrender of this Warrant with a properly executed Assignment (in the form of Exhibit B hereto) at the principal office of the Company. If the Company determines that the proposed assignment is permitted pursuant to the provisions hereof and the requirements of applicable securities law, the Company will register the assignment of this Warrant in accordance with the information contained in the Assignment and will, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such assignment instrument and this Warrant will promptly be cancelled. Conditions to the transfer of this Warrant or any portion thereof will be that (i) the Holder must deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer will not be in violation of the Act or of any applicable state law and that (ii) the proposed transferee deliver to the Company his, her or its written agreement to accept and be bound by all of the terms and conditions of this Warrant. The date the Company initially issues this Warrant will be deemed to be the “Date of Issuance” of this Warrant regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant are issued.

The Holder acknowledges that this Warrant has not been registered under the Act, and, except in the limited instance described in Section 6(a) above, agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Common Stock issued upon its exercise in the absence of (i) an effective registration statement as to this Warrant or such Common Stock under the Act, or (ii) an opinion of counsel for Company to the effect that such registration is not, under the circumstances, required.

9. Miscellaneous.

9.1. Waiver. No delay or failure of the Holder in exercising any right, power, privilege or remedy under this Warrant will affect such right, power, privilege or remedy or be deemed to be a waiver of the same or any part thereof, nor will any single or partial exercise thereof or any failure to exercise the same in any instance preclude any further or future exercise thereof, or the exercise of any other right, power, privilege or remedy.

9.2. Notices. All notices, requests and consents hereunder must be in writing. Notices, requests and consents to the Company will be effectively given and delivered when (a) sent by facsimile to the Company at (913) 312-0264 or (b) mailed by first class mail, postage prepaid, to the Company at its offices at 16801 West 116th Street, Lenexa, KS 66219. Notices, requests, and consents to the Holder will be effectively given and delivered when sent by facsimile or mailed by first class mail, postage prepaid, to the Holder at the facsimile number or address of the Holder appearing on the books and records of the Company. Either party by notice to the other may from time to time change the facsimile number or address for any such notice, request, or consent.

9.3. Governing Law; Venue. This Warrant and all rights and obligations hereunder, including matters of construction, validity, and performance, will be governed by and construed and interpreted in accordance with the laws of the State of Colorado, without regard to the choice or conflicts of laws rules of such state. The parties agree that venue for any suit, action, proceeding or litigation arising out of or in relation to this Agreement will be in any federal or state court in the State of Colorado having subject matter jurisdiction.

9.4. Successors. This Warrant will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Warrant may not be assigned without the prior written consent of the Company.

9.5. Headings and Exhibits. The headings used in this Warrant are for convenience only and will not constitute a part of this Warrant. All of the exhibits attached hereto are incorporated herein and made a part of this Warrant by reference thereto.

9.6. Defined Terms. Any defined term utilized herein shall be defined as provided for herein or as defined in the Principal Terms of the Financing Terms Agreement (hereinafter “Principal Terms”), attached hereto as Exhibit “A”. To the extent there exists any conflict in the definition of a term, the definition contained in the Principal Terms shall control.

IN WITNESS WHEREOF, this Warrant has been executed and delivered by a duly authorized representative of the Company on the day and year first above written.

ICOP Digital, Inc.

By:
David C. Owen, Chairman/CEO

By:
Roger L. Mason, Chairman-Incentive Plan Committee

EXHIBIT “A”

Exercise Agreement

To: ICOP DIGITAL, INC	Dated:

The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to subscribe for and purchase                          shares of the Common Stock covered by such Warrant and makes payment herewith in full for such Common Stock at the price per share provided by such Warrant.

The undersigned requests that a certificate for the shares of Common Stock be issued as follows:

Name:

Address:

and, if said number of shares is not all the shares of Common Stock purchasable hereunder, that a new Warrant for the balance of the remaining shares of Common Stock purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below:

Name:

Address:

Dated:

HOLDER:

Signature:

EXHIBIT “B”

Assignment

To be executed by the registered Holder to request a permitted transfer of the attached Warrant.

FOR VALUE RECEIVED

(“Assignor”)

hereby sells, assigns and transfers unto

(“Assignee”)
(Name)

(Address)

the right to purchase shares of Common Stock of ICOP DIGITAL, INC. evidenced by the attached Warrant, together with all right, title and interest therein, and does irrevocably constitute and appoint                          attorney to transfer the said right on the books of said corporation with full power of substitution in the premises.

Date: __________________________	Assignor:

By

Its

Signature:

APPROVED:	ICOP DIGITAL, INC

Date: __________________________	By

Its

Signature